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                                                                EXHIBIT 10(b-4)


                                FIRST AMENDMENT

                                      TO

                          SECOND INSURANCE AGREEMENT

                  This AMENDMENT, made this 25th day of September, 1996, (This "Amendment"), to the Second Insurance Agreement, dated as of October 24, 1995 (the"Insurance Agreement"), by and between Delta Clearing Corp. ("Delta") and Capital Markets Assurance Corporation ("CapMAC").

                  WHEREAS, Delta intends to raise additional capital through the issuance to its stockholders of subordinated notes in an aggregate principal amount not in excess of $2 million (the "Subordinated Notes"); and

                  WHEREAS, CapMAC has agreed to amend the definition of Net Worth contained in Section 4 (g) of the Insurance Agreement to allow Delta to raise additional capital through the issuance of the Subordinated Notes.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Amendment to the Insurance Agreement. Section 4 (g) of the Insurance Agreement is amended by deleting the entire text of the second sentence thereof and substituting the following text therefor:

                       "Net Worth" of the Company shall mean the excess of all
            assets (excluding any value for goodwill, trademarks, patents, copyrights, organization expenses and other similar intangible items) over all liabilities (excluding up to $2 million of subordinated notes issued to stockholders of the Company), as determined and computed in accordance with generally accepted accounting principles consistently applied. The terms and form of any subordinated notes issued by the Company to its stockholders shall be approved by CapMAC prior to issuance.

                  2. Expenses. The Company agrees to pay CapMAC its out-of-pocket expenses (including, without limitation, reasonable attorneys' fees and expenses) in connection with the preparation, execution and delivery of this Amendment.

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                  3.  Governing Law.  This Amendment shall be governed
by and construed and interpreted in accordance with the laws of the State of New York without regard to the principles of conflicts of laws.

                  4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received a counterpart hereof duly executed by the other party hereto.

                  5. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                     DELTA CLEARING CORP.

                     Barry E. Silverman

                     By: Barry E. Silverman \s\
                         -----------------------
                         Title: Executive Director


                     CAPITAL MARKETS ASSURANCE CORPORATION

                     By: Gary Dycus \s\
                         ------------------------
                         Title: Vice President

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